Exhibit 10.3

July 29, 2004

Mypodiamond, Inc.

Fayette Business Park

1101 Mt. View Drive

Smithfield, PA 15478

To SUBLANDLORD:

Pursuant to Section 5 of the Sublease dated December 16, 2000 between Mypodiamond, Inc. and Dynamic Materials Corporation (“DMC”), DMC hereby provides written notice of its intent to exercise the extension option for a first additional term of five (5) years that will extend the term of the Sublease from December 16, 2005 until 11:59 p.m., eastern standard time, on December 15, 2010.

Sincerely,

Richard A. Santa
Vice President and CFO

cc: Richard P. Eckman, Pepper Hamilton LLP